EXHIBIT 10.6
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
CARTER/VALIDUS OPERATING PARTNERSHIP, LP
THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) is entered into as of October 4, 2019 by and between Carter Validus Operating Partnership II, LP, a Delaware limited partnership, as the general partner (the “General Partner”), and CVOP Partner, LLC, a Delaware limited liability company, as the limited partner (the “Limited Partner”) (the General Partner and the Limited Partner, together with any additional partners that may be admitted to the Partnership, are referred to herein individually as a “Partner” and collectively as the “Partners”).
WHEREAS, the Partnership was formed on December 29, 2009 as a limited partnership in accordance with the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6, §17-101, et. seq.) (the “Delaware RULPA”) under the name “Carter/Validus Operating Partnership, LP” (the “Partnership”);
WHEREAS, an original Agreement of Limited Partnership was entered into by Carter Validus Mission Critical REIT, Inc. (“CVREIT”) and Carter/Validus Advisors, LLC (“CV Advisors”), as limited partner, on December 29, 2009 (the “Original Agreement”);
WHEREAS, the First Amendment to the Original Agreement was entered into by CVREIT and CV Advisors on September 21, 2018;
WHEREAS, in anticipation in the Merger described below, a Second Amendment to the Original Agreement was entered into by CVREIT and CV Advisors, to be effective as of the closing of the Merger on October 4, 2019, which amendment was revoked by a Third Amendment to the Original Agreement entered into by CVREIT and CV Advisors;
WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 11, 2019, by and between Carter Validus Mission Critical REIT II, Inc. (“CVREIT II”), CVREIT, the General Partner, the Partnership, Carter Validus Operating Partnership II, LP (“CVOP II”) and Carter Validus Mission Critical REIT II, LLC (f/k/a “Lightning Merger Sub, LLC”) (“Lightning”), CVREIT merged with and into Lightning, with Lightning surviving (the “Merger”);
WHEREAS, following the closing of the Merger on October 4, 2019, Carter Validus Advisors II, LLC (“CV Advisors II”) purchased from CV Advisors all of the issued and outstanding partnership interests held by CV Advisors in the Partnership (the “CV Advisors Transaction”);
WHEREAS, pursuant to the terms of the Contribution Agreement, dated as of October 4, 2019, by and between CVREIT II, the General Partner, the Partnership, Lightning, CV Advisors II and the Limited Partner, following the CV Advisors Transaction, (i) Lightning and CV Advisors II each contributed all its interests in the Partnership to the General Partner, and (ii) the General Partner contributed all of the limited partnership interests in the Partnership to the Limited Partner (the “Contributions”); and

WHEREAS, the General Partner and the Limited Partner desire to amend and restate the Original Agreement in its entirety in accordance with the Delaware RULPA to give effect to the Contributions.
NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1
General
1.1    Effective Date of Agreement. This Agreement shall be effective upon the Contributions on October 4, 2019.
1.2    Formation. The Partnership was formed on December 29, 2009 by the filing of a Certificate of Limited Partnership with the office of the Secretary of State of Delaware. The General Partner and the Limited Partner hereby execute this Agreement for the purpose of amending and restating in its entirety the Original Agreement in accordance with the Delaware RULPA.
1.3    Name. The name of the Partnership shall be Carter/Validus Operating Partnership, LP.
1.4    Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Delaware RULPA and engaging and to engage in any and all activities necessary or incidental to the foregoing.
1.5    Limited Liability. Except as otherwise provided by the Delaware RULPA, the Limited Partner shall not be personally liable or otherwise obligated with respect to the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.
1.6    Address, Registered Office and Registered Agent. The address of the principal office of the Partnership shall be 4890 W. Kennedy Boulevard, Suite 650, Tampa, FL 33609. The address of the registered office of the Partnership in the State of Delaware shall be 2711 Centerville Road Suite 400, Wilmington, Delaware 19808. The name of the registered agent of the Partnership for service of process in the State of Delaware at such address shall be the Corporation Service Company.

1.7    Partners. The names and business addresses of the General Partner and the Limited Partner are as follows:
General Partner
Carter Validus Operating Partnership II, LP
4890 W. Kennedy Boulevard, Suite 650
Tampa, FL 33609
Limited Partner
CVOP Partner, LLC
4890 W. Kennedy Boulevard, Suite 650
Tampa, FL 33609
ARTICLE 2
Capital Contributions
2.1    Capital Contributions; Interests in the Partnership. The predecessors of the General Partner and the Limited Partner have made capital contributions to the Partnership in exchange for interests in the Partnership, as reflected in the Partnership’s books and records.
2.2    Additional Capital Contributions. No Partner shall be required to make any additional capital contribution to the Partnership.
ARTICLE 3
Allocations and Distributions of Partnership Profits
3.1    Allocations of Profits and Losses. The Partnership’s profits and losses shall be allocated among the Partners 99% to the General Partner and 1% to the Limited Partner.
3.2    Distributions. Distributions of cash or other assets of the Partnership shall be allocated among the Partners 99% to the General Partner and 1% to the Limited Partner.

ARTICLE 4
Partnership Management
4.1    Management. Responsibility for the management of the business and affairs of the Partnership shall be vested in the General Partner, which shall have all right, power and authority to manage, operate and control the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, deemed by it to be necessary or convenient to the furtherance of the purpose of the Partnership described in this Agreement, and all powers, statutory or otherwise, possessed by partners of a limited partnership under the Delaware RULPA. Without limiting the generality of the foregoing, the General Partner may appoint, remove and replace officers of the Partnership at any time and from time to time. Unless the General Partner shall take action or adopt a resolution stating otherwise, such officers shall have the power to sign for and bind the Partnership. The General Partner, in its sole discretion, may retain such persons or entities (including any person or entity in which the General Partner or any of its members shall have an interest or of which the General Partner is an affiliate) as it shall determine to provide services to or on behalf of the Partnership for such compensation as the General Partner deems appropriate. Michael A. Seton is hereby designated as an authorized person, within the meaning of the Delaware RULPA, to execute, deliver and file any amendments or restatements to the Certificate of Limited Partnership required by law.
4.2    Officers. The General Partner may delegate its management rights, power and authority from time to time to one or more officers or agents and may amend or terminate any such delegation. The General Partner may confirm the fact and terms of each such delegation and of each such amendment and termination in a writing signed by the General Partner.
4.3    Reliance by Third Parties. Any person or entity dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every person and entity relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE 5
Admission/Withdrawal of Limited Partners
5.1    Admission of Additional Limited Partners; Withdrawal of Limited Partner.
A.    The General Partner may admit additional persons to the Partnership as limited partners at such times and on such terms as the General Partner may determine in its sole and absolute discretion.

B.    After the admission of any additional Limited Partners pursuant to this Article 5, the Limited Partner may withdraw from the Partnership, and the Partnership shall continue as a limited partnership under the Delaware RULPA (it being understood that no such withdrawal shall affect the additional Partner's status as an additional Partner if so admitted as such). The Partnership shall continue as a limited partnership under the Delaware RULPA after the admission of any additional Partners pursuant to this Article 5.
ARTICLE 6
Assignments
6.1    Assignments. Neither the Limited Partner nor any additional Partner may assign any part of its interest in the Partnership without the prior written consent of the General Partner.
ARTICLE 7
Liability and Indemnification
7.1    Indemnification.
A.    General. The Partnership shall indemnify each Partner and each officer and director of the Partners and of the Partnership (each, a “Covered Person”) to the fullest extent provided by the Delaware RULPA from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Covered Person and relating to the Partnership in which any such Covered Person may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Covered Person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Covered Person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken subject to). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7.2.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment does not create a rebuttable presumption that the Covered Person acted in a manner contrary to that specified in this Section 7.2.A with respect to the subject matter of such proceeding.

B.    Reimbursement of Expenses. Reasonable expenses expected to be incurred by a Covered Person shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against a Covered Person upon receipt by the Partnership of (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.2.A has been met and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.    No Limitation of Rights. The indemnification provided by this Section 7.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Covered Person is indemnified.
ARTICLE 8
Dissolution
8.1    Dissolution. The Partnership shall dissolve and its affairs shall be wound up upon the unanimous consent of the Partners, or as required by the Delaware RULPA.
ARTICLE 9
Miscellaneous Provisions
9.1    Amendments. Neither this Agreement nor any term or provision hereof may be amended, waived, modified or supplemented orally, but only by a written instrument signed by all of the Partners.
9.2    Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.
9.3    Severability. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
9.4    Successors and Assigns. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, and all other persons hereafter having or holding an interest in the Partnership, whether as assignees, transferees, Limited Partners or otherwise.
9.5    No Third Party Beneficiaries. The provisions of this Agreement shall not be for the benefit of, nor shall they be enforceable by, any person who is not a party to this Agreement.

9.6    Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

General Partner: Carter Validus Operating Partnership II, LP By: Carter Validus Mission Critical REIT II, Inc., its General Partner By: /s/ Kay C. Neely Name: Kay C. Neely Title: Chief Financial Officer
Limited Partner:
CVOP Partner, LLC
  By: Carter Validus Operating Partnership II, LP, its Sole Member
    By: Carter Validus Mission Critical REIT II, Inc., its General Partner
By: /s/ Michael A. Seton
Name:  Michael A. Seton
Title: Chief Executive Officer and President

[Signature Page to Amended and Restated Agreement of Limited Partnership
of Carter/Validus Operating Partnership, LP]